Exhibit 99.1

HALOZYME REPORTS SECOND QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Total Revenue of $231 million; Net Income of $93 million; Adjusted EBITDA of $137 million; GAAP Diluted EPS of $0.72 and Non-GAAP Diluted EPS of $0.911

Royalty Revenue Increased 12% YOY to $125 million

Partner Approvals for Ocrevus® SC in Europe and the UK and VYVGART® Hytrulo for CIDP in the U.S.

Maintain Recently Increased 2024 Financial Guidance: Total Revenue of $935 - $1,015 million, Representing YOY Growth of 13% - 22%, Adjusted EBITDA of $555 - $615 million, Representing YOY Growth of 30% - 44% and Non-GAAP Diluted EPS of $3.65 - $4.05, Representing YOY Growth of 32% - 46%

SAN DIEGO, August 6, 2024 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today reported its financial and operating results for the second quarter ended June 30, 2024, and provided an update on its recent corporate activities and outlook.

“Our strong financial results reflect another quarter of double-digit royalty revenue, EBITDA and earnings growth. We remain on track to deliver on our financial guidance for the full year that was recently raised following the issuance and validation of a new EU patent covering the ENHANZE rHuPH20 product. In the quarter, we also expanded ENHANZE into neurology treatment with Roche’s EU and UK approval of Ocrevus SC, while also extending our reach into auto-immune diseases with argenx’s FDA approval for VYVGART Hytrulo for the treatment of CIDP,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “Looking ahead, we have a robust pipeline with clear line of sight to 10 approved products with ENHANZE in 2025. This includes the potential U.S. approvals for Roche’s Tecentriq SC and Ocrevus SC in September 2024. Building on this momentum, we project U.S. approval for BMS’ nivolumab SC at the end of the year and Johnson & Johnson’s amivantamab SC is on track for potential U.S. and EU launches in 2025. We are now 10 for 10 in terms of success in IV to SC Phase 3 studies, further cementing ENHANZE as the gold standard for rapid SC delivery.”

Recent Partner Highlights:
•In July, 2024, Janssen announced the U.S. Food and Drug Administration (“FDA”) approved DARZALEX FASPRO® for an additional indication in newly diagnosed multiple myeloma patients who are eligible for autologous stem cell transplant in combination with bortezomib, lenalidomide, and dexamethasone.
•In July 2024, argenx announced the National Medical Products Administration (“NMPA”) approved its Biologics License Application (“BLA”) of efgartigimod subcutaneous (“SC”) injection for generalized myasthenia gravis in China.

•In July 2024, Roche announced the approval of Ocrevus® (ocrelizumab) SC for the treatment of relapsing multiple sclerosis (“RMS”) and primary progressive multiple sclerosis (“PPMS”) by the Medicines and Healthcare products Regulatory Agency in Great Britain.
•In July 2024, Acumen initiated a Phase 1 study of sabirnetug (ACU193) co-formulated with ENHANZE® for the treatment of early Alzheimer’s disease, resulting in a $3.0 million milestone payment recognized in June 2024.
•In June 2024, argenx announced the FDA approved VYVGART® Hytrulo with ENHANZE® for the treatment of chronic inflammatory demyelinating polyneuropathy (“CIDP”), and completed the regulatory submissions of VYVGART® SC for CIDP in Japan, Europe, and China during the second quarter of 2024.
•In June 2024, Roche announced the European Commission granted marketing authorization in the European Union of Ocrevus® (ocrelizumab) SC for the treatment of RMS and PPMS, marking our eighth approved partner product with ENHANZE®.
•In June 2024, Takeda announced that Health Canada approved HyQvia as a replacement therapy for primary humoral immunodeficiency and a secondary humoral immunodeficiency in pediatric patients two years of age and older.
•In June 2024, Bristol Myers Squibb (“BMS”) announced the European Medicines Agency (“EMA”) validated its Extension Application for the SC formulation of Opdivo (nivolumab) co-formulated with ENHANZE®, resulting in a $7.0 million milestone payment.
•In June 2024, Janssen announced the submission of a BLA to the FDA for amivantamab SC co-formulated with ENHANZE® for the treatment of patients with epidermal growth factor receptor (“EGFR”) mutated non-small cell lung cancer (“NSCLC”).
•In May 2024, BMS announced the FDA accepted its BLA for the SC formulation of Opdivo® (nivolumab) co-formulated with ENHANZE®, resulting in a $15.0 million milestone payment. The FDA assigned an updated Prescription Drug User Fee Act (“PDUFA”) goal date of December 29, 2024.
•In May 2024, Janssen announced the submission of a marketing authorization application to the EMA for the SC formulation of RYBREVANT® (amivantamab) with ENHANZE® for the treatment of patients with EGFR mutated NSCLC.
•In April 2024, Roche announced the FDA accepted its BLA submission of ocrelizumab SC with a PDUFA goal date of September 13, 2024.
•In April 2024, Roche's MabThera® SC was approved by China’s NMPA to treat diffuse large B-cell lymphoma.

Recent Corporate Highlights:
•In June 2024, we announced the issuance of a new European patent covering the ENHANZE® rHuPH20 product obtained from our ENHANZE® manufacturing methods that we provide to our licensees. The newly granted patent maintains the original royalty rate on sales of DARZALEX® SC in 37 European countries until expiration of the patent in March 2029.
•In June 2024, we completed the $250 million Accelerated Share Repurchase that was initiated in November of 2023, resulting in a total repurchase of 6.5 million shares at a price of $38.35 per share which concluded our December 2021 share repurchase program resulting in a total of 19.1 million shares repurchased over the three-year period at an average price per share of $39.31.

Second Quarter 2024 Financial Highlights:
•Revenue was $231.4 million, compared to $221.0 million in the second quarter of 2023. The 5% year-over-year increase was primarily driven by royalty revenue growth and an increase in proprietary product sales, partially offset by lower milestone revenue. Revenue for the quarter included $124.9 million in royalties, an increase of 12% compared to $111.7 million in the second quarter of 2023, primarily attributable to increases in revenue of Phesgo®, the launch of VYVGART® Hytrulo and the U.S. launch of Teriparatide. DARZALEX® SC royalties were temporarily lowered in Europe between March and June prior to the issuance of the new European patent covering the ENHANZE® rHuPH20 product.
•Cost of sales was $39.6 million, compared to $50.1 million in the second quarter of 2023. The decrease was primarily due to lower device and bulk rHuPH20 sales, partially offset by higher proprietary product sales.
•Amortization of intangibles expense remained flat at $17.8 million, compared to the second quarter of 2023.
•Research and development expense was $21.0 million, compared to $19.7 million in the second quarter of 2023. The increase was primarily due to planned investments in ENHANZE® related to the development of our new high yield API manufacturing processes.
•Selling, general and administrative expense was $35.7 million, compared to $38.9 million in the second quarter of 2023. The decrease was primarily due to planned reductions in commercial marketing expense.
•Operating income was $117.2 million, compared to $94.5 million in the second quarter of 2023.
•Net Income was $93.2 million, compared to $74.8 million in the second quarter of 2023.
•EBITDA and Adjusted EBITDA was $137.0 million, compared to $115.1 million in the second quarter of 2023.1
•GAAP diluted earnings per share was $0.72, compared to $0.56 in the second quarter of 2023. Non-GAAP diluted earnings per share was $0.91, compared to $0.74 in the second quarter of 2023.1
•Cash, cash equivalents and marketable securities were $529.0 million on June 30, 2024, compared to $336.0 million on December 31, 2023. The increase was primarily a result of cash generated from operations.

Financial Outlook for 2024
The Company is reiterating its financial guidance for 2024, which was increased on June 6, 2024 as a result of the new European patent for ENHANZE®. For the full year 2024, the Company expects:

•Total revenue of $935 million to $1,015 million, representing growth of 13% to 22% over 2023 total revenue primarily driven by increases in royalty revenue, collaboration revenue and growth in product sales from XYOSTED®. Revenue from royalties of $520 million to $555 million, representing growth of 16% to 24% over 2023.
•Adjusted EBITDA of $555 million to $615 million, representing growth of 30% to 44% over 2023.
•Non-GAAP diluted earnings per share of $3.65 to $4.05, representing growth of 32% to 46% over 2023. The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2024 Financial Guidance

Guidance Range
Total Revenue	$935 to $1,015 million
Royalty Revenue	$520 to $555 million
Adjusted EBITDA	$555 to $615 million
Non-GAAP Diluted EPS	$3.65 to $4.05

Webcast and Conference Call
Halozyme will host its Quarterly Update Conference Call for the second quarter ended June 30, 2024 today, Tuesday, August 6, 2024 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed live with pre-registration via link: https://registrations.events/direct/Q4I8719057. The call will also be webcast live through the “Investors” section of Halozyme’s corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit Halozyme.com.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of improving the patient experience with rapid subcutaneous delivery and reduced treatment burden. Having touched more than 800,000 patient lives in post-marketing use in eight commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.
Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technologies that are designed to provide commercial or functional advantages such as improved convenience, reliability and tolerability, and enhanced patient comfort and adherence. The Company has two commercial proprietary products, Hylenex® and XYOSTED®, partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceuticals and Idorsia Pharmaceuticals.
Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.
For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discounts, intangible asset amortization, inventory adjustments and certain adjustments to income tax expense. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding one-time items. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of the Company’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP, and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures, and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement
In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s financial performance (including the Company’s financial outlook for 2024) and expectations for future growth, profitability, total revenue, royalty revenue, EBITDA, Adjusted EBITDA, non-GAAP diluted earnings-per-share and potential share repurchases under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company’s business may include potential growth and receipt of royalty and milestone payments driven by our partners’ development and commercialization efforts, potential new clinical trial study starts and clinical data, regulatory submissions and product launches, the size and growth prospects of our partners’ drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review, PDUFA action dates and potential approvals of new partnered or proprietary products, and the potential timing of these events. These forward-looking statements are typically, but not always, identified through use of the words “expect,” “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update forward-looking statements to reflect events after the date of this release.

Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@halozyme.com

Samantha Gaspar
Teneo
212-886-9356
samantha.gaspar@teneo.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information for actual results are provided at the end.

Halozyme Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Royalties	$124,918	$111,740	$245,511	$211,380
Product sales, net	78,886	73,889	137,469	134,683
Revenues under collaborative agreements	27,549	35,409	44,252	37,118
Total revenues	231,353	221,038	427,232	383,181
Operating expenses
Cost of sales	39,607	50,070	67,936	85,240
Amortization of intangibles	17,762	17,835	35,525	35,670
Research and development	21,038	19,727	40,149	37,706
Selling, general and administrative	35,711	38,948	70,845	76,305
Total operating expenses	114,118	126,580	214,455	234,921
Operating income	117,235	94,458	212,777	148,260
Other income (expense)
Investment and other income, net	5,032	3,192	10,025	6,171
Interest expense	(4,524)	(4,494)	(9,031)	(9,037)
Net income before income taxes	117,743	93,156	213,771	145,394
Income tax expense	24,498	18,402	43,703	31,025
Net income	$93,245	$74,754	$170,068	$114,369

Earnings per share
Basic	$0.73	$0.57	$1.34	$0.86
Diluted	$0.72	$0.56	$1.32	$0.84

Weighted average common shares outstanding
Basic	127,116	131,730	127,029	133,369
Diluted	129,222	133,543	129,097	135,758

Halozyme Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$187,864	$118,370
Marketable securities, available-for-sale	341,166	217,630
Accounts receivable, net and contract assets	214,524	234,210
Inventories, net	159,312	127,601
Prepaid expenses and other current assets	84,931	48,613
Total current assets	987,797	746,424
Property and equipment, net	75,000	74,944
Prepaid expenses and other assets	52,481	17,816
Goodwill	416,821	416,821
Intangible assets, net	437,354	472,879
Deferred tax assets, net	—	4,386
Total assets	$1,969,453	$1,733,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,430	$11,816
Accrued expenses	117,930	100,678
Total current liabilities	133,360	112,494
Long-term debt, net	1,502,515	1,499,248
Other long-term liabilities	30,507	37,720
Deferred tax liabilities, net	13,647	—
Total liabilities	1,680,029	1,649,462

Stockholders’ equity
Common stock	127	127
Additional paid-in capital	30,747	2,409
Accumulated other comprehensive loss	(2,068)	(9,278)
Retained earnings	260,618	90,550
Total stockholders’ equity	289,424	83,808
Total liabilities and stockholders’ equity	$1,969,453	$1,733,270

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2024	2023
GAAP Net Income	$93,245	$74,754
Adjustments
Investment and other income, net	(5,568)	(3,192)
Interest expense	4,524	4,494
Income tax expense	24,498	18,402
Depreciation and amortization	20,331	20,628
EBITDA	137,030	115,086
Adjustments	—	—
Adjusted EBITDA	$137,030	$115,086

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2024	2023
GAAP Diluted EPS	$0.72	$0.56
Adjustments
Share-based compensation	0.07	0.07
Amortization of debt discount	0.01	0.01
Amortization of intangible assets	0.14	0.13
Amortization of inventory step-up at fair value(1)	—	0.01
Income tax effect of above adjustments(2)	(0.04)	(0.05)
Non-GAAP Diluted EPS	$0.91	$0.74

GAAP & Non-GAAP Diluted Shares	129,222	133,543
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amount relates to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(2)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.